Exhibit 4.3

THE WALT DISNEY COMPANY

OFFICER’S CERTIFICATE

ESTABLISHING THE 3.750% NOTES DUE 2029

Dated: February 12, 2026

Pursuant to Sections 2.1 and 2.3(a) of the Indenture, dated as of March 20, 2019 (the “Indenture”), among The Walt Disney Company, a Delaware corporation (the “Company”), TWDC Enterprises 18 Corp., a Delaware corporation, as guarantor (the “Guarantor”), and Citibank, N.A., as trustee (the “Trustee”), the undersigned, Carlos A. Gómez, the Executive Vice President, Treasurer and Head of Investor Relations of the Company, hereby certifies on behalf of the Company as follows:

(1) Authorization. The establishment of a series of Securities of the Company has been approved and authorized in accordance with the provisions of the Indenture. The form of Note (as defined below) attached hereto as Exhibit A has been approved and authorized in accordance with the provisions of the Indenture.

(2) Compliance with Conditions Precedent. All conditions precedent provided for in the Indenture relating to the establishment of the form and terms of the Notes and to the authentication and delivery of the Notes have been complied with.

(3) Form of Notes.

(a) The Notes shall be substantially in the form of Exhibit A attached hereto, which is incorporated by reference herein.

(b) On the date hereof, the Company shall execute and the Trustee shall authenticate and deliver initial notes in the form of Global Notes (as defined below) that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary, pursuant to the Depositary’s instructions, or held by the Trustee as Global Note Custodian (the “Global Note Custodian”).

(c) The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Global Note Custodian.

(4) Terms. The terms of the Notes shall be as follows and as set forth in the form of Note attached hereto as Exhibit A, and the terms and provisions set forth in the form of Note attached hereto as Exhibit A are hereby incorporated by reference in, and made a part of, this Officer’s Certificate as if set forth in full herein; provided that, in the event of any conflict between the terms set forth in this Officer’s Certificate or the Indenture and the terms set forth in the form of Note attached hereto as Exhibit A, the terms set forth in such form of Note shall govern:

(a) Title. The title of the series of Securities is the “3.750% Notes due 2029” (the “Notes”).

(b) Aggregate Principal Amount; Additional Notes. The initial aggregate principal amount of the Notes which may be authenticated and delivered pursuant to the Indenture (except for Notes (i) authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.8, 2.9, 2.11, 3.6 and 9.5 of the Indenture, or (ii) which pursuant to Section 2.4 of the Indenture, are deemed never to have been authenticated and delivered) is $1,000,000,000. The Company may from time to time, without notice to or the consent of Holders of the Notes, issue additional Notes (“Additional Notes”) ranking pari passu with, and with the same terms and provisions as, the Notes originally issued on the Original Issue Date (as defined below) (except for the date of original issuance, and, if applicable, the date from which interest shall accrue, the first interest payment date, the offering and sale prices thereof and restrictions on transfer); provided that if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP and ISIN. Any such Additional Notes, together with the Notes originally issued on the Original Issue Date, will constitute a single series of Securities under the Indenture and will vote together as a single class on all matters to be voted on by the Holders of the Notes under the Indenture.

(c) Registered Securities in Definitive or Book-Entry Form; Global Notes; Depositary. The initial Depositary for the Global Notes shall be The Depository Trust Company. Notes will be issued in fully-registered, certificated form registered in the names of Persons other than the Depositary or its nominee only if (i) the Depositary’s book-entry only system ceases to exist, (ii) the Company determines that the Depositary is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Notes and the Company is unable to locate a qualified successor, (iii) the Company, at its option, elects to terminate the record book-entry system through the Depositary with respect to all or a portion of the Notes, (iv) required by law or (v) an Event of Default under the Indenture with respect to the Notes has occurred and is continuing, all as more fully provided in the Indenture.

(d) Maturity Date. The Notes will mature on March 14, 2029 (the “Maturity Date”), unless the Notes are earlier redeemed or repaid in accordance with the Indenture and this Officer’s Certificate.

(e) Rate of Interest; Interest Payment Dates; Regular Record Dates; Accrual of Interest.

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(i) Rate of Interest; Interest Payment Dates; Persons to Whom Interest Is Payable. The Notes will bear interest at the rate of 3.750% per annum, accruing from February 12, 2026 (the “Original Issue Date”) or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for. The Company will pay interest on the Notes semi-annually in arrears on March 14 and September 14 of each year (each, an “Interest Payment Date”), commencing on September 14, 2026, to the Persons in whose names the Notes (or one or more Predecessor Securities) are registered at the close of business on February 27 or August 30, as the case may be, preceding the applicable Interest Payment Date (each, a “Regular Record Date”) (whether or not any such Regular Record Date is a Business Day (as defined below)). Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(ii) Accrual of Interest. The Notes will bear interest from the Original Issue Date at the rate per annum set forth above, until the principal thereof is paid or made available for payment. Each interest payment shall be the amount of interest accrued from and including the most recent Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date if no interest has been paid or duly provided for on the Notes) to but excluding the Interest Payment Date or Maturity Date, as the case may be.

(f) Place of Payment; Registration of Transfer and Exchange; Notices to Company.

(i) Place of Payment. New York, New York is a Place of Payment for the Notes. The Company will maintain a Paying Agent, Registrar or co-Registrar, transfer agent and authenticating agent for the Notes in such Place of Payment, and Citibank, N.A. (the “Paying Agent”) has been appointed by the Company as the initial Paying Agent, Registrar, transfer agent and authenticating agent for the Notes in such Place of Payment. Payment of the principal of and interest on the Notes will be made at the office or agency of the Company maintained for that purpose in New York, New York, initially designated to be the Corporate Trust Office (as defined in the form of Note attached hereto as Exhibit A) and at such additional offices or agencies as the Company may designate; provided, however, that at the option of the Company, payments of interest on the Notes (other than on the Maturity Date) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Notes or by wire transfer of immediately available funds to the account of the Holder of the Notes if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than 15 days

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prior to the applicable Interest Payment Date; and provided, further, that if the Notes are represented by a global note (a “Global Note”) registered in the name of a Depositary or its nominee, payments of principal of and interest on the Notes shall be made by wire transfer of immediately available funds to the Depositary or its nominee. Any wire transfer instructions received by a Paying Agent shall remain in effect until revoked by the applicable registered Holder.

(ii) Registration of Exchange and Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Notes is registrable in the register of Securities, upon surrender of a Note for registration of transfer at an office or agency of the Company maintained for that purpose in any Place of Payment for the Notes, which shall initially be the Corporate Trust Office of the Paying Agent in such Place of Payment, and at such additional offices or agencies as the Company may designate. Ownership of beneficial interests in Global Notes will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by the Depositary and its direct and indirect participants. Owners of beneficial interests in Global Notes will not be considered the Holders of such Notes under the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at any office or agency described in the form of Note attached hereto as Exhibit A where Notes may be presented for registration of transfer.

(iii) Notices to Company. Notices and demands to or upon the Company in respect of the Notes and the Indenture may be served at each of The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521, Attention: Legal Department and The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521, Attention: Corporate Treasurer.

(g) Optional Redemption. The Notes may be redeemed, in whole or in part, at the option of the Company, on the terms and subject to the conditions set forth in the form of Note attached hereto as Exhibit A.

(h) Sinking Fund. The Notes will not be subject to any sinking fund or analogous provision.

(i) Denominations. The Notes are issuable in denominations of $2,000 principal amount and integral multiple of $1,000 in excess thereof.

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(j) Paying Agent, Transfer Agent, Authenticating Agent, Securities Registrar; Register of Securities. The Company has appointed the Paying Agent as a transfer agent, an authenticating agent and a Registrar for the Notes in New York, New York; provided that the Company shall have the right to appoint a replacement for such Person to serve in any such capacity as provided in the Indenture, and to appoint one or more additional Paying Agents, transfer agents, authenticating agents and Registrars as provided in the Indenture. The register of the Securities for the Notes will be initially maintained at the Corporate Trust Office of the Paying Agent.

(k) Notices. The Trustee will provide or otherwise make any notice or communication available to Holders of the Notes electronically or by first class mail, postage prepaid, or by overnight air courier promising next Business Day delivery (if next Business Day delivery is available) to each Holder’s address as it appears in the registration books of the applicable Registrar, or, to the extent applicable, transmit such notices in accordance with the applicable procedures of the Depositary.

(l) Certain Definitions. Any reference herein to the “principal” of any Note shall be deemed to include a reference to the premium, if any, payable on such Note; and any reference herein to a “Business Day,” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in New York, New York, United States of America. All capitalized terms used in this Officer’s Certificate and not defined herein shall have the meanings set forth in the form of Note attached hereto as Exhibit A or, if not defined in such form of Note, in the Indenture.

(5) Electronic Signatures and Transmission.

(a) For purposes of this Officer’s Certificate, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. The Trustee is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on

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behalf of the party purporting to send such Electronic Transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(b) Any requirement in this Officer’s Certificate or the Notes that a document, including the Notes, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission.

(c) Notwithstanding anything to the contrary in this Officer’s Certificate, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission will be required to complete a one-time registration process.

(d) Delivery of an executed counterpart of a signature page of this Officer’s Certificate by Electronic Transmission shall be effective as delivery of a manually executed counterpart of this Officer’s Certificate.

* * *

The undersigned, for herself or himself, states that she or he has read and is familiar with the covenants and conditions of Article II of the Indenture relating to the establishment of a series of Securities thereunder and the establishment of a form of Securities representing a series of Securities thereunder and with the covenants and conditions of the Indenture relating to the authentication and delivery of Securities and, in each case, the definitions therein relating thereto; that she or he is generally familiar with the other provisions of the Indenture and with the affairs of the Company and its acts and proceedings and that the statements and opinions made by her or him in this Certificate are based upon such familiarity; and that, in her or his opinion, she or he has made such examination or investigation as is necessary to enable her or him to express an informed opinion as to whether or not the covenants and conditions referred to above with respect to the Notes have been complied with; and in her or his opinion, such covenants and conditions have been complied with.

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IN WITNESS WHEREOF, the undersigned has hereunto signed this Certificate on behalf of the Company as of the date first written above.

THE WALT DISNEY COMPANY

By:	/s/ Carlos A. Gómez
Name: Carlos A. Gómez
Title: Executive Vice President, Treasurer and Head of Investor Relations

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Exhibit A

FORM OF 3.750% NOTE DUE 2029

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

PRINCIPAL AMOUNT:

$

NO. R-

CUSIP: 254687 GC4

ISIN: US254687GC45

THE WALT DISNEY COMPANY

3.750% NOTES DUE 2029

The Walt Disney Company, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of      dollars ($    ) on March 14, 2029 (the “Maturity Date”) and to pay interest thereon from February 12, 2026 (the “Original Issue Date”) or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears in equal installments on March 14 and September 14 of each year (each, an “Interest Payment Date”), commencing on September 14, 2026, at the rate of 3.750% per annum, until the principal hereof is paid or made available for payment. Interest payments on this Note will include interest accrued to but excluding the Interest Payment Date or Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined on the other side of this Note), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the preceding February 27 or August 30 (each, a “Regular Record Date”), as the case may be (whether or not any such Regular Record Date is a Business Day (as defined on the other side of this Note)), next preceding such Interest Payment Date. If any Interest Payment Date, any Redemption Date (as defined below), the Maturity Date or any other date on which a payment on the Notes is due is not a Business Day, the payment due on such Interest Payment Date, Redemption Date, Maturity Date or other date, as applicable, will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Redemption Date, Maturity Date or other date, as applicable, and no additional interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Maturity Date or other date, as the case may be, to such next succeeding Business Day. Interest on the Notes will be computed on the basis of a 360 day year comprised of twelve 30-day months.

Except as otherwise provided in the Indenture, any interest not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) will forthwith cease to be payable to the Holder on the Regular Record Date with respect to such Interest Payment Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (as defined on the other side of this Note), notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

All payments of principal of, premium (if any), and interest on, the Notes will be payable in the coin or currency of the United States of America.

New York, New York is a Place of Payment for the Notes. The Company will maintain a Paying Agent, Registrar or co-Registrar, transfer agent and authenticating agent for the Notes in such Place of Payment, and Citibank, N.A. (the “Paying Agent”) has been appointed by the Company as the initial Paying Agent, Registrar, transfer agent and authenticating agent for the Notes in such Place of Payment. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York, initially designated to be the Corporate Trust Office (as defined on the other side of this Note) of the Paying Agent currently located at 388 Greenwich Street, New York, NY 10013, and solely for the purpose of the transfer, surrender, exchange or presentation of Notes for final payment, located at 480 Washington Boulevard, 16th Floor, Jersey City, New Jersey 07310, Attention: Securities Window – The Walt Disney Company, and at such additional offices or agencies as the Company may designate; provided, however, that at the option of the Company, payments of interest on this Note (other than on the Maturity Date) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Notes or by wire transfer of immediately available funds to the account of the Holder of this Note if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than 15 days prior to the applicable Interest Payment Date; and provided, further, that if this Note is a global note (a “Global Note”) registered in the name of a Depositary or its nominee, payments of principal of and interest on this Note shall be made by wire transfer of immediately available funds to the Depositary or its nominee. Any wire transfer instructions received by a Paying Agent shall remain in effect until revoked by the applicable registered Holder.

Reference is hereby made to the further provisions of this Note set forth on the other side of this Note, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or its duly appointed authenticating agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Date: February 12, 2026

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated: February  , 2026

CITIBANK, N.A., not in its individual capacity but solely in its capacity as Trustee.

By:
Authorized Signatory

3.750% Notes due 2029

This Note is one of a duly authorized series of Securities of the Company (which term includes any successor corporation under the Indenture hereinafter referred to) issued and to be issued pursuant to such Indenture and designated by the Company as its 3.750% Notes due 2029 (the “Notes”). The Indenture does not limit the aggregate principal amount of the Securities which may be issued thereunder.

The Company issued this Note pursuant to an Indenture, dated as of March 20, 2019 (herein called the “Indenture”), among the Company, TWDC Enterprises 18 Corp., a Delaware Corporation, as guarantor and Citibank, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, each Guarantor, the Trustee and Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

The Notes are in registered form, without coupons, in denominations of $2,000 principal amount and integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at any office or agency described below where Notes may be presented for registration of transfer.

The Company may from time to time, without notice to or the consent of Holders of the Notes, issue additional Notes (“Additional Notes”) ranking pari passu with, and with the same terms and provisions as, the Notes originally issued on the Original Issue Date (except for the date of original issuance, and, if applicable, the date from which interest shall accrue, the first interest payment date, the offering and sale prices thereof and restrictions on transfer); provided that if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP and ISIN. Any such Additional Notes, together with the Notes originally issued on the Original Issue Date, will constitute a single series of Securities under the Indenture and will vote together as a single class on all matters to be voted on by the Holders of the Notes under the Indenture.

The Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (the “Redemption Price”) (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes discounted to the redemption date (the “Redemption Date”) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 5 basis points, less (b) interest accrued to the Redemption Date, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate applicable to such redemption shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Maturity Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Maturity Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate applicable to such redemption based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Maturity Date. If there is no United States Treasury security maturing on the Maturity Date but there are two or more United States Treasury securities with a maturity date equally distant from the Maturity Date, one with a maturity date preceding the Maturity Date and one with a maturity date following the Maturity Date, the Company shall select the United States Treasury security with a maturity date preceding the Maturity Date. If there are two or more United States Treasury securities maturing on the Maturity Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no duty to determine, or verify the Company’s calculations of, the Redemption Price.

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on an Interest Payment Date falling on or prior to a Redemption Date for the Notes shall be payable to the Holders of such Notes (or one or more Predecessor Securities) of record at the close of business on the relevant Regular Record Dates referred to above, all as provided in the Indenture. Unless the Company defaults in the payment of the Redemption Price, interest on the Notes called for redemption will cease to accrue on the Redemption Date.

Notice of any redemption of the Notes will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. All notices of redemption shall state, among other things, the principal amount of Notes to be redeemed, the Redemption Date, the Redemption Price or the manner in which the Redemption Price will be calculated and the place or places that payment will be made upon presentation and surrender of Notes to be redeemed. Any redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent and, at the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions precedent included at the Company’s discretion shall be satisfied (or waived by the Company) or the Redemption Date may not occur and such notice may be rescinded if all such conditions precedent included at the Company’s discretion shall not have been satisfied (or waived by the Company).

In the case of a partial redemption of Notes, selection of the Notes for redemption will be made in accordance with applicable depositary procedures (or, in case of Notes in definitive form, pro rata by the Trustee). No Note of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of such Note will be issued in the name of the Holder of such Note upon surrender for cancellation of the original Note (or, in the case of global certificates, will be reduced in accordance with the policies and procedures of DTC (or another depositary)). For so long as the Notes are held by DTC (or another Depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

For all purposes of this Note and the Indenture, unless the context otherwise requires, all provisions relating to the redemption by the Company of the Notes shall relate, in the case of any Notes redeemed or to be redeemed by the Company only in part, to the portion of the principal amount of such Notes which has been or is to be so redeemed.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared or, in certain cases, automatically may become due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders of the Securities. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and any Guarantor and the rights of Holders of the Securities of each series to be affected under the Indenture at any time by the Company, any Guarantor and the Trustee with the written consent of (i) the Holders of not less than a majority in principal amount of the Outstanding Securities voting as a single class, or (ii) in case less than all of the several series of Securities are affected by such addition, change, elimination or modification, the Holders of not less than a majority in principal amount of the Outstanding Securities of all series so affected voting as a single class (including, for the avoidance of doubt, consents obtained in connection with a purchase of, or tender offer or exchange for, the Securities). The Indenture also contains provisions permitting, with certain exceptions as therein provided, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of any series to, by written consent, waive compliance by the Company or any Guarantor with any provision of the Indenture (but solely insofar as such provision relates to the Securities of such series) or any provision of the Securities of such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or, subject to the provisions for satisfaction and discharge in Article VIII of the Indenture and the guarantee release provisions in Article XII of the Indenture, of the Indenture, shall alter or impair the obligations of the Company or any Guarantor, which are absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Notes is registrable in the register of Securities, upon surrender of a Note for registration of transfer at an office or agency of the Company maintained for that purpose in any Place of Payment for the Notes, which shall initially be the Corporate Trust Office of the Paying Agent in such Place of Payment, and at such additional offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the applicable Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Citibank, N.A., acting through its Corporate Trust Office currently located at 388 Greenwich Street, New York, NY 10013, and solely for the purpose of the transfer, surrender, exchange or presentation of Notes for final payment, located at 480 Washington Boulevard, 16th Floor, Jersey City, New Jersey 07310, Attention: Securities Window – The Walt Disney Company, will initially act as the Company’s Paying Agent and Registrar for the Notes in The City of New York, New York, U.S.A.

No service charge shall be made by the Company, the Trustee or any Registrar for any such registration of transfer or exchange, but the Company may require, subject to certain exceptions specified in the Indenture, payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act). Additional abbreviations may also be used though not in the above list.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number and ISIN to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

THE INDENTURE (INCLUDING THE GUARANTEES) AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY, EACH GUARANTOR, THE TRUSTEE, AND EACH HOLDER OF A SECURITY (BY ACCEPTANCE THEREOF) THEREBY, (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THE INDENTURE (INCLUDING THE GUARANTEES) OR THIS NOTE, (II) IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION IN SUCH SUITS AND (III) IRREVOCABLY WAIVES TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Except as otherwise expressly provided herein, or the context otherwise requires, all undefined terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture; references herein to the “principal” or Redemption Price of any Note shall be deemed to include a reference to the premium, if any, payable on such Note; references herein to the “Corporate Trust Office” of any Person in any particular place mean the office of such Person in such place at which at any particular time its corporate trust business in such place shall be principally administered; and the term “Business Day,” as used in this Note, means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in New York, New York, United States of America.

The initial Depositary for the Global Notes shall be The Depository Trust Company. Notes will be issued in fully-registered, certificated form registered in the names of Persons other than the Depositary or its nominee only if (i) the Depositary’s book-entry only system ceases to exist, (ii) the Company determines that the Depositary is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Notes and the Company is unable to locate a qualified successor, (iii) the Company, at its option, elects to terminate the record book-entry system through the Depositary with respect to all or a portion of the Notes, (iv) required by law or (v) an Event of Default under the Indenture with respect to the Notes has occurred and is continuing, all as more fully provided in the Indenture.

The Trustee will provide or otherwise make any notice or communication available to Holders of the Notes electronically or by first class mail, postage prepaid, to each Holder’s address as it appears in the registration books of the applicable Registrar, or, to the extent applicable, transmit such notices in accordance with the applicable procedures of the Depositary.

[signature page follows]

IN WITNESS WHEREOF, The Walt Disney Company has caused this Note to be signed by the signature or facsimile signature of its Chairman of the Board, one of its Vice Chairmen, its President or one of its Vice Presidents, its General Counsel or one of its Deputy General Counsels, Associate General Counsels or Assistant General Counsels, or its Treasurer or any Assistant Treasurer.

THE WALT DISNEY COMPANY

By:
Name:
Title:

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ___________________     Your signature:

   __________________________________ Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.